UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

Performant Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway

Livermore, California 94551

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, the Board of Directors of Perfomant Financial Corporation (the “Company”) approved, effective as of February 4, 2014, the election of Mr. Bradley M. Fluegel as a Class III director to fill the newly created vacancy due to the resignation of Jeffrey S. Stein, also effective as of February 4, 2014. Mr. Fluegel is currently the Senior Vice President-Chief Strategy Officer for Walgreen Co. (NYSE: WAG). The Board of Directors has determined that Mr. Fluegel is “independent” for purposes of the listing standards of The Nasdaq Stock Market LLC (“Nasdaq Rules”). Mr. Fluegel will also serve on the compensation committee and on the nominating and governance committee.

Consistent with the compensation currently provided to the members of the Company’s Board of Directors, Mr. Fluegel will receive an annual retainer of $30,000 and additional annual retainers of $5,000 for service on our nominating and governance committee and $6,000 for service on our compensation committee, in each case prorated for partial service this year. He will also receive restricted stock units valued at $75,000 annually that will vest over four years and such restricted stock units will be granted following the 2014 Annual Meeting of Stockholders. The Company and Mr. Fluegel will also enter into the Company’s customary form of indemnification agreement.

In addition, on February 4, 2014, the effective date of Mr. Fluegel’s appointment to the Board of Directors, Mr. Fluegel was granted restricted stock units under the Company’s 2012 Stock Incentive Plan with respect to 13,495 shares of the Company’s common stock (equal to $100,000 divided by the fair market value of one share of the Company’s common stock on February 4, 2014). The restricted stock units shall vest in four equal installments on each annual anniversary of the date of grant in 2015, 2016, 2017 and 2018.

There was no arrangement or understanding between Mr. Fluegel and any other person pursuant to which Mr. Fluegel was elected as a director. There are no transactions or relationships between the Company and Mr. Fluegel that are reportable under Item 404(a) of Regulation S-K.

Mr. Stein’s resignation is part of the Company’s compliance with Nasdaq Rules (i) that the Company’s Board of Directors consists of a majority of independent directors and (ii) that the compensation committee, audit committee and nominating and governance committee consist solely of independent directors, each such requirement to be met within one year of the Company ceasing to be a “controlled company,” pursuant to Nasdaq Rules. Mr. Stein’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations or practices. Prior to his resignation, Mr. Stein was a member of the Company’s compensation committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2014

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Hakan Orvell
Hakan Orvell Chief Financial Officer